                                                                     EXHIBIT 3.3

                              WOLVERINE TUBE, INC.
                             SECRETARY'S CERTIFICATE

         I, James E. Deason, am the duly elected, qualified and acting Secretary of Wolverine Tube, Inc., a Delaware corporation (the "Company"), and in such capacity, I have access to and the authority to certify the books and records of the Company. I hereby certify that the following is a true and correct copy of the resolutions adopted at a meeting of the Board of Directors of the Company on February 5, 2004, which resolutions have not been in any way amended, modified, revoked or rescinded since their adoption and remain in full force and effect as of the date hereof:

                  "WHEREAS, John L. Duncan has served on the Board of Directors since December 1993, during which time the Company has greatly benefited from his valuable experience, industry contacts and thorough knowledge of the Company. As a Class II director, Mr. Duncan's term expires at the Company's 2004 annual stockholders' meeting, when Mr. Duncan will be 70 years old. Mr. Duncan has expressed his willingness to continue his service for an additional three-year term;

                  WHEREAS, Section 10(c) of the Company's Bylaws currently prohibits any person or current director who attains the age of 70 from standing for either election or reelection as a director, thus barring Mr. Duncan from seeking reelection to the Board of Directors in 2004;

                  WHEREAS, pursuant to Article Fifth of the Company's Restated Certificate of Incorporation, Section 39 of the Company's Bylaws and
         Section 109 of the Delaware General Corporation Law, the Board of Directors has authority to amend or repeal the Bylaws; and

                  WHEREAS, the Board of Directors deems it desirable and in the best interests of the Company that the application of Section 10(c) of the Bylaws be waived to allow Mr. Duncan to stand for reelection and continue his service on the Board for another three-year term notwithstanding his age.

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby waives application of Section 10(c) of the Company's Bylaws solely for the purpose of permitting Mr. Duncan to stand for reelection as a Class II director at the Company's 2004 annual meeting, notwithstanding the fact that Mr. Duncan has attained the age of 70; provided, however, that the application of Section 10(c) of the Company's Bylaws is only waived to the extent necessary to effect this limited purpose and otherwise remains in full force and effect, including its application to Mr. Duncan at the expiration of his term in 2007; and

                  FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed, in the name and on behalf of the Company, to prepare any necessary disclosures and notifications, and to take any other actions and execute and deliver all documents as such officers deem necessary and advisable to effectuate and comply with the purpose and intent of the foregoing resolution, the taking of such actions and the execution and delivery of such documents to be conclusive of their power and authority to do so."

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 6th day of February, 2004.

                                        /s/ James E. Deason
                                        ---------------------------------------
                                        James E. Deason
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary

                              WOLVERINE TUBE, INC.

                                     BY-LAWS

                             AS AMENDED MAY 22, 1997

                            WOLVERINE HOLDING COMPANY

                                     BY-LAWS

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
STOCKHOLDER MEETINGS

   1.      Time and Place of Meetings......................................     1
   2.      Annual Meeting..................................................     1
   3.      Special Meetings................................................     1
   4.      Notice of Meetings..............................................     1
   5.      Inspectors......................................................     1
   6.      Quorum..........................................................     2
   7.      Voting..........................................................     2
   8.      Order of Business...............................................     2

DIRECTORS

   9.      Function........................................................     4
   10.     Number, Election, and Terms.....................................     4
   11.     Vacancies and Newly Created Directorships.......................     4
   12.     Removal.........................................................     4
   13.     Nominations of Directors: Election..............................     5
   14.     Resignation.....................................................     6
   15.     Regular Meetings................................................     6
   16.     Special Meetings................................................     6
   17.     Quorum..........................................................     6
   18.     Participation in Meetings by Telephone Conference...............     6
   19.     Committees......................................................     6
   20.     Compensation....................................................     7
   21.     Rules...........................................................     7

NOTICES

   22.     Generally.......................................................     7
   23.     Waivers.........................................................     7

OFFICERS

   24.     Generally.......................................................     8
   26.     Succession......................................................     8
   27.     Authority and Duties............................................     8

STOCK

   28.     Certificates....................................................     8
   29.     Classes of Stock................................................     9
   30.     Transfers and Restrictions on Transfers.........................     9
   31.     Lost, Stolen, or Destroyed Certificates.........................     9
   32.     Record Dates....................................................     9

                                       (i)

INDEMNIFICATION

   33.     Damages and Expenses...........................................     10
   34.     Insurance, Contracts, and Funding..............................     10

GENERAL

   35.     Fiscal Year....................................................     11
   36.     Seal...........................................................     11
   37.     Reliance upon Books, Reports, and Records......................     11
   38.     Time Periods...................................................     11
   39.     Amendments.....................................................     11
   40.     Certain Defined Terms..........................................     11

                                      (ii)

                              STOCKHOLDER MEETINGS

         1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

         2. Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-law 8.

         3. Special Meetings. Special meetings of the stockholders may be called only by (a) the Chairman, and (b) the Secretary within 10 calendar days after receipt of the written request of a majority of the Whole Board. Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation or in the Certificate of Incorporation of the Corporation.

         4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

         5. Inspectors. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

         6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation or in the Certificate of Incorporation of the Corporation, the holders of a majority of the stock issued and outstanding, present in person or represented by proxy and entitled to vote at such meeting, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

         7. Voting. Except as otherwise provided by law, by the Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-laws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon, present in person or by proxy at such meeting, otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock, present in person or represented by proxy at the meeting and entitled to vote on the subject matter that has actually been voted, will be the act of the stockholders, except in the election of Directors or as otherwise provided in these By-laws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.

         8. Order of Business. (a) The Chairman, or such other officer of the Corporation designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than 2 stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

         (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting.

To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with By-law 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with By-law 8(c).

         (c) For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of record of the Corporation at the time of the giving of the notice for such annual meeting provided for in these By-laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less-than 60 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder, to be timely, must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this By-law 8(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-law 8(c). For purposes of this By-law 8(c) and By-law 13, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to stockholders. Nothing in this By-law 8(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the Whole Board in accordance with By-law 4, or
(ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

         (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this By-law 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business shall not be conducted or considered.

                                    DIRECTORS

         9. Function. The business and affairs of the Corporation will be managed under the direction of its Board.

         10. Number, Election, and Terms. (a) Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors and to the minimum and maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.

         (b) Notwithstanding anything contained in the Certificate of Incorporation or these By-laws to the contrary, the term of any Director who is also an officer of the Corporation will terminate automatically, without any further action on the part of the Board or such Director, upon the termination for any reason of such Director in his or her capacity as an officer of the Corporation.
Notwithstanding anything contained in the Certificate of Incorporation or these By-laws to the contrary, the affirmative vote of at least 75% of the Directors then in office will be required to amend, repeal, or adopt any provision inconsistent with this By-law 10(b).

         (c) No person or current director who attains the age of 70 shall stand for either election or reelection as a director.

         11. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, newly created directorships resulting from any increase in the number of Directors And any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

         12. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.

         13. Nominations of Directors: Election. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as Directors of the Corporation.

         (b) Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this By-law 13, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this By-law 13. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

         (c) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting of stockholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice,
(B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this By-law 13, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this By-law 13, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-law 13.

         14. Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         15. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

         16. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of four or more Directors. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

         17. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these By-laws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

         18. Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         19. Committees. (a) The Board, by resolution passed by a majority of the Whole Board, may designate one or more committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

         (b) Each committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         (c) Except as otherwise provided in these By-laws or by law, any committee of the Board, to the extent provided in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Corporation. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

         20. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Corporation or any of its majority-owned subsidiaries.

         21. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation.

                                     NOTICES

         22. Generally. Except as otherwise provided by law, these By-laws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-laws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise may be permitted by these By-laws.

         23. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    OFFICERS

         24. Generally. The officers of the Corporation will be elected by the Board and will consist of a Chairman, a President (who, unless the Board specifies otherwise, will also be the Chief Executive Officer), a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, President, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

         25. Compensation. The compensation of all officers and agents of the Corporation who are also Directors of the Corporation will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

         26. Succession. The officers of the Corporation will hold office until their successors are elected and qualified. Any officer may be removed at anytime by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board or by the Chairman as provided in By-law 24.

         27. Authority and Duties. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

                                      STOCK

         28. Certificates. Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman or the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

         29. Classes of Stock. The designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock or, in lieu thereof, such certificates will set forth the officer of the Corporation from which the holders of certificates may obtain a copy of such information.

         30. Transfers and Restrictions on Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         31. Lost, Stolen, or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

         32. Record Dates. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

         (c) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all

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

purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

                                 INDEMNIFICATION

         33. Damages and Expenses. (a) Without limiting the generality or effect of Article Ninth of the Certificate of Incorporation, the Corporation will to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding) by reason of the fact that such person is or was or had agreed to become a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Board or an officer of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, or anything done or not by such person in any such capacity, against all expenses (including attorneys, fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this By-law 33 or otherwise.

         (b) The right of indemnification provided in this By-law 33 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this By-law 33, whether arising from acts or omissions occurring before or after such adoption.

         (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this By-law 33 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         34. Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-law 33 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnification under By-law 33 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-law 33.


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

                                     GENERAL

         35. Fiscal Year. The fiscal year of the Corporation will end on December 31 of each year or such other date as may be fixed from time to time by the Board.

         36. Seal. The Board may adopt a Corporation seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         37. Reliance upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         38. Time Periods. In applying any provision of these By-laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

         39. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these By-laws, these By-laws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

         40. Certain Defined Terms. Capitalized terms used herein that are not otherwise defined are used herein as defined in the Certificate of Incorporation of the Corporation.

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